VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . February 27, 2014 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on March 27, 2014 to stockholders of record at the close of business on March 10, 2014.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components) and waste management industries.

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